UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 6, 2004

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 7(c): Exhibits

Exhibit 99: Press Release

Item 9: Regulation FD Disclosure

Southern Community Financial Corporation (Nasdaq: SCMF), the holding company for Southern Community Bank and Trust and The Community Bank, announced today that it had made a presentation on February 2, 2004 at the 2004 Southeast Super-Community Bank Conference in Atlanta, Georgia. In response to questions from the attendees, the Company indicated that it expected its Earnings per Share to increase by between 10% and 15%. The Company also indicated that it will maintain its small-business focus and expects to move into the major markets of Raleigh and Charlotte, NC, within the next three to five years.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust and The Community Bank. The Community Bank operates ten banking offices serving markets in Pilot Mountain, Mount Airy, Sandy Ridge, Madison, Union Grove, Dobson, King, Walnut Cove, and Jonesville, North Carolina. Southern Community Bank and Trust operates eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb
Executive Vice President and Chief Financial Officer

Date: February 6, 2004